UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2015

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 17, 2014 and April 6, 2015, Marrone Bio Innovations, Inc. (the “Company”) received letters from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1) as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “Form 10-Q”) and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”). In connection with the letters, the Company has submitted a plan to file any delinquent reports as soon as practicable and to regain compliance with NASDAQ’s filing requirements for continued listing, but subsequently confirmed that it did not expect to regain compliance by May 13, 2015, the termination of the exception period granted by NASDAQ’s Listing Qualifications Staff (the “Staff”).

On May 6, 2015, the Company received a determination letter from the Staff indicating that the Company’s common stock was subject to delisting unless the Company timely requested a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”). The letter, which the Company anticipated, was issued in accordance with standard NASDAQ procedures as a result of the Company’s failure to timely file the Form 10-Q and the Form 10-K with the U.S. Securities and Exchange Commission (the “SEC”), as required by NASDAQ Listing Rule 5250(c)(1), the uncertainty of the Company’s time frame to file the periodic reports, and its confirmation that it would not meet the terms of the extension.

The Company intends to request a hearing before the Panel, which request will stay any delisting action by the Staff. At the hearing, the Company will request that the Panel grant it a further extension to file its delinquent periodic reports with the SEC. In accordance with the NASDAQ Listing Rules, the Panel has the authority to continue the Company’s listing on NASDAQ, pursuant to an exception to NASDAQ’s filing requirement, through as late as November 2, 2015. The Company’s common stock will continue to trade on NASDAQ under the symbol MBII at least pending the completion of the hearing process and the expiration of any extension period granted by the Panel.

Item 7.01	Regulation FD Disclosure

The Company issued a press release on May 12, 2015 announcing the receipt of a delisting notice from NASDAQ and announcing a delay in filing first quarter 2015 results. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 on Form 8-K, the information set forth in this Item 7.01 and the press release attached to this report as Exhibit 99.1 are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued on May 12, 2015 by Marrone Bio Innovations, Inc.

Forward Looking Statements

Portions of this report may constitute “forward-looking statements and assumptions underlying such forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such forward-looking statements are made within the “safe-harbor” protections of the PSLRA, should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaims any responsibility to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this filing include those regarding the Company’s financial statements, its request for a hearing before the Panel, the hearing process and continued trading of its common stock on NASDAQ. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond its control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include uncertainty surrounding management’s evaluation of the nature and scope of any necessary restatements to its previously filed financial statements, the types of errors and adjustments that may be required in any such restatement, cooperation of the Company’s third party distributors, potential legal or regulatory action related to the matters under investigation, and adverse decisions by the SEC or NASDAQ. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: May 12, 2015	By:	/s/ Linda V. Moore
Linda V. Moore
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on May 12, 2015 by Marrone Bio Innovations, Inc.